Exhibit 99.1

Corio Acquires Nexus Technology, Inc., Leader in SAP Market

Gains Industry Leadership Position for SAP Applications

October 23, 2003

SAN CARLOS, Calif.—October 23, 2003—Corio, Inc. (NASDAQ: CRIO), a leading enterprise application service provider (ASP), today announced that it has completed the acquisition of privately held Nexus Technology, Inc. Nexus Technology is a SAP market leader and enables enterprises to maximize the return on their SAP investment through high quality and cost effective applications management, hosting and professional service solutions. With this purchase Corio, a SAP Hosting Partner, strengthens its leadership position in the enterprise ASP market for SAP applications.

Nexus Technology, Inc., founded in 1997, has offices in Rosemont, IL and Bangalore, India. Nexus has been involved in over ninety SAP implementations and currently provides remote and fully hosted SAP applications management services to over 35,000 subscribed users. Corio has acquired substantially all the assets and has hired employees of Nexus including Dean Adamopoulos, CEO of Nexus, who will assume leadership of Corio’s SAP business practice. In addition, Corio is pleased to announce important additions to its growing list of customers using SAP applications including Amada America, Getrag, American Bottling Company, Sunsweet Growers, and Symbol Technologies.

The acquisition is in the form of an asset purchase and the consideration paid by Corio at closing is approximately $10.0 million, consisting of $1.9 million in cash and 2,921,390 shares of Corio common stock. In addition, Nexus will be entitled to receive an earn-out payment of up to $2 million to be paid in Corio common stock based on achievement of financial goals. Corio will provide more information during its third quarter 2003 financial results conference call scheduled for October 28, 2003 at 2:00 pm PST.

“This acquisition adds significant customer relationships and deepens our domain expertise with SAP application services,” said George Kadifa, chairman and CEO of Corio. “We have established clear leadership in the SAP market segment.”

“We are delighted to join Corio,” said Dean Adamopoulos, CEO at Nexus. “Corio shares our customer-centric culture. In addition, the combination of both companies’ application management expertise and Corio’s financial strength will increase the range and raise the level of service we provide to our customers.”

About Nexus Technology, Inc.

Nexus Technology, Inc. is a leading service provider for SAP applications to mid size and Fortune 1000 organizations. Nexus Technology’s mission is to maximize the return on SAP business software investments by delivering the highest quality and most cost-effective applications management, hosting and professional services solutions. Additional information about Nexus is available at www.nexus-tek.com.

About Corio, Inc.

Corio, Inc. (NASDAQ: CRIO) is a leading enterprise application service provider (ASP). The Corio Applications on Demand(TM) platform delivers enterprise applications from leading independent software vendors as a service for a fixed monthly fee. Corio provides infrastructure, applications management, consulting services, and Corio iSRVCE technology resource management (TRM) software. Additional information about Corio is available at www.corio.com.

Corio is a registered trademark of Corio, Inc. Applications on Demand, iSRVCE and SRVCE are trademarks of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners

FORWARD-LOOKING STATEMENTS:

Matters discussed in this release involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding the effect of the asset acquisition on Corio’s position in the ASP industry generally and for SAP applications, the benefits of the acquisition to Corio, the continuity and levels of services for customers, the customer benefits of Nexus Technology’s solutions and the improvement in Corio’s position in the SAP applications management segment. Some of the specific factors that may cause actual results to differ include: the fact that we operate in a new industry with a rapidly-evolving business model, the fact that the structure of relationships may change and relationships may terminate, challenges associated with integrating Nexus Technology’s business with our business, competitive risks that we face, the fact that transitioning service providers for application services may be challenging, and our ability to adapt our services for rapidly changing technology. Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the Securities and Exchange Commission which are available at the Securities and Exchange Commission’s website (http://www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, and Corio shall have no duty to update statements made herein.

Press Contact:

Arthur Chiang

Senior Vice President, Investor Relations

Corio, Inc.

achiang@corio.com

ir@corio.com

650-232-3171

Carolyn Bass, Rob Walker

Market Street Partners

415-321-2444